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Exhibit 99

Additional Information

     The following is a description of the relationships between the

Reporting Person and certain related entities or persons that may be deemed to beneficially own shares of class A common stock, par value

$0.01 per share ("Class A Shares"), and class B common stock, par value

$0.01 per share (the "Class B Shares" and collectively with the Class A

Shares shall be referred to as the "Shares") of the issuer, CompX

International Inc. ("CompX").

      Substantially all of the outstanding voting stock of Contran

Corporation ("Contran") is held by trusts established for the benefit of

Lisa K. Simmons and Serena Simmons Connelly, daughters of Harold C.

Simmons, and their children (the "Family Trusts"), for which Ms. Lisa

Simmons and Ms. Connelly are co-trustees, or is held directly by Ms. Lisa

Simmons and Ms. Connelly or persons or entities related to them,

including their step-mother Annette C. Simmons, the widow of Harold C.

Simmons.  Ms. Annette C. Simmons, Ms. Lisa Simmons and Ms. Connelly also serve as members of the board of directors of Contran (the "Contran

Board").  Prior to his death on December 28, 2013, Mr. Simmons served as sole trustee of the Family Trusts.  As co-trustees of each of the Family

Trusts, Ms. Lisa Simmons and Ms. Connelly have the shared power to vote and direct the disposition of the shares of Contran stock held by each of the Family Trusts, and Ms. Lisa Simmons and Ms. Connelly each have the power to vote and direct the disposition of shares of Contran stock they hold directly or which is held by other entities related to them.

     Under a voting agreement (the "Voting Agreement") entered into effective February 3, 2014 by the voting stockholders of Contran, the size of the Contran Board was initially fixed at five (5) members; Ms.

Lisa Simmons, Ms. Connelly and Ms. Annette Simmons (and, in the event of their death, their heirs) each have the right to designate one of the five members of the Contran Board; and the remaining two members of the

Contran Board must consist of Contran management.  The Voting Agreement terminates in February 2017 (unless Ms. Lisa Simmons, Ms. Connelly and

Ms. Annette Simmons otherwise mutually agree), and the ability of Ms.

Lisa Simmons, Ms. Connelly, and Ms. Annette Simmons to each designate one member of the Contran Board is dependent upon each of their continued

beneficial ownership of at least 5% of the combined voting stock of

Contran.  In accordance with such Voting Agreement, each of Ms. Lisa

Simmons, Ms. Connelly and Ms. Annette Simmons have been designated as members of the Contran Board as of February 3, 2014, along with two members of Contran management.

     Annette C. Simmons is the sole trustee of a trust of which the beneficiaries are her grandchildren (the "Grandchildren's Trust"), and she has the power to vote and direct the disposition of the shares the trust holds. She disclaims beneficial ownership of any shares that this trust holds.

     A trust for which Ms. Annette Simmons is one of the co-trustees is the holder of 100% of the outstanding shares of non-voting preferred stock issued by Valhi Holding Company ("VHC").

     Contran is the holder of 100% of the outstanding common stock of

Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") and may be

deemed to control Dixie Rice.  Dixie Rice is the direct holder of 100% of the outstanding common stock of VHC and may be deemed to control VHC.

     Lisa K. Simmons, Serena Simmons Connelly and Annette C. Simmons are

related to the following persons or entities that directly hold the following percentages of the outstanding Class A Shares:

NL Industries, Inc. ("NL")........................................31.4%

Contran............................................................0.2%

Kronos Worldwide, Inc. ("Kronos Worldwide")....................... 0.1%

Serena Simmons Connelly........................................... 0.1%

NL also directly holds 100%, or 10,000,000 shares, of the Class B Shares.

The relative rights of the Shares are described in Exhibit 3.1 to

Amendment No. 1 to CompX's Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the "SEC") on February 4,

1998 (Reg. No. 333-42643), which is incorporated herein by reference.  As a result of its ownership of 31.4% of the Class A Shares and 100% of the

Class B Shares, NL directly holds approximately 86.7% of the combined voting power (98.4% of the combined voting power for the election of directors) of all classes of voting stock of CompX.  NL may be deemed to control CompX.

     Lisa K. Simmons, Serena Simmons Connelly and Annette C. Simmons are

related to the following persons or entities that directly hold the following percentages of the outstanding shares of NL common stock:

Valhi............................................................83.0%

Annette C. Simmons................................................2.0%

Annette C. Simmons as the independent executor

of the estate of Harold C. Simmons and the

designated legatee of his shares of NL common stock...............1.0%

Kronos Wordldwide.......................................Less than 0.1%

Serena Simmons Connelly.................................Less than 0.1%

Together, Valhi and Kronos Worldwide may be deemed to control NL.

     Lisa K. Simmons, Serena Simmons Connelly and Annette C. Simmons are

related to the following persons or entities that directly hold the following percentages of the outstanding shares of Kronos Worldwide common stock:

Valhi.............................................................50.0%

NL................................................................30.4%

Annette C. Simmons................................................ 0.9%

Annette C. Simmons as the independent executor

of the estate of Harold C. Simmons and the

designated legatee of his shares of

Kronos Worldwide common stock......................................0.5%

Contran............................................................0.1%

Together, Valhi, NL and Contran may be deemed to control Kronos

Worldwide.

     Lisa K. Simmons, Serena Simmons Connelly and Annette C. Simmons are

related to the following persons or entities that directly hold the following percentages of the outstanding shares of Valhi common stock:

VHC...............................................................93.5%

Annette C. Simmons.................................................0.6%

Annette C. Simmons as the independent executor

of the estate of Harold C. Simmons and the

designated legatee of his shares of Valhi common stock.............0.2%

The Grandchildren's Trust................................Less than 0.1%

Serena Simmons Connelly..................................Less than 0.1%

VHC may be deemed to control Valhi.  Contran may be deemed to control

VHC, by virtue of its ownership of Dixie Rice shares.

     NL (including a wholly owned subsidiary of NL) and Kronos Worldwide own 14,372,970 shares and 1,724,916 shares, respectively, of Valhi common stock. As already stated, Valhi is the direct holder of approximately

83.0% of the outstanding shares of common stock of NL and 50.05% of the outstanding shares of common stock of  Kronos Worldwide.  As a result of

Valhi's direct and indirect ownership of NL and Kronos Worldwide and pursuant to Delaware law and Section 13(d)(4) of the Securities Exchange

Act of 1934, as amended, Valhi treats the shares of Valhi common stock that NL and Kronos Worldwide own as treasury stock for voting purposes.

For the purposes of this statement, such shares of Valhi common stock that NL and Kronos Worldwide hold are not deemed outstanding.

     By virtue of the stock ownership of each of Kronos Worldwide, NL,

Valhi, VHC, Dixie Rice and Contran, the role of Ms. Lisa Simmons and Ms.

Connelly as co-trustees of the Family Trusts, Ms. Lisa Simmons and Ms.

Connelly being beneficiaries of the Family Trusts, the direct holdings of

Contran voting stock by each of Ms. Lisa Simmons, Ms. Connelly and Ms.

Annette Simmons and entities related to them, the position as a member of the Contran Board by each of Ms. Lisa Simmons, Ms. Connelly and Ms.

Annette Simmons, and the rights of each of Ms. Lisa Simmons, Ms. Connelly and Ms. Annette Simmons under the Voting Agreement, in each case as described above, (a) Ms. Lisa Simmons and Ms.Connelly may be deemed to control each of the Family Trusts, (b) Ms. Lisa Simmons, Ms. Connelly and

Ms. Annette Simmons may be deemed to control each of Contran, Dixie Rice,

VHC, Valhi, NL, Kronos Worldwide and CompX and (c) Ms. Lisa Simmons, Ms.

Connelly, Ms. Annette Simmons, Contran, Dixie Rice, VHC, Valhi, NL and

Kronos Worldwide may be deemed to possess indirect beneficial ownership of, and a pecuniary interest in, shares of common stock directly held by such entities, including any Shares.  However, Ms. Lisa Simmons, Ms.

Connelly and Ms. Annette Simmons each disclaims beneficial ownership of,

and such pecuniary interest in, such shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of their direct beneficial ownership in shares of such entities.

     Each of Annette C. Simmons and Lisa K. Simmons disclaims beneficial ownership of all Shares, except to the extent of her pecuniary interest therein.  Except for the 2,000 Class A Shares she holds directly, Serena

Simmons Connelly disclaims beneficial ownership of all Shares, except to the extent of her pecuniary interest therein.